UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

January 24, 2011

____________________________

CATALYST LIGHTING GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

0-50385 (Commission File Number)	84-1588927 (IRS Employer Identification No.)

1328 West Balboa Boulevard Suite C
Newport Beach, CA 92661
(Address of Principal Executive Offices and zip code)

(949) 903-0468
(Registrant’s telephone

number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Catalyst Lighting Group, Inc. (“we,” “us” or “our”) and Phototron, Inc. (“Phototron”) (collectively, our company and Phototron are referred to herein as the “Companies”) to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe future plans, strategies and expectations of the Companies, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.  Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass.  The actual results of the Companies could differ materially from those expressed or implied by the forward-looking statements as a result of various factors.  Except as required by applicable laws, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.01 Entry into a Material Definitive Agreement.

On February 14, 2011, we entered into an Agreement and Plan of Merger (“Merger Agreement”) with PHI Merger Corporation, a California corporation and our wholly-owned subsidiary (“MergerCo”), and Phototron.

Under the Merger Agreement, if all conditions are satisfied or waived: (a) MergerCo will be merged with and into Phototron; (b) Phototron will become our wholly-owned subsidiary; (c) all holdings of Phototron shares and options will be exchanged (or assumed, in the case of options) for comparable securities of our company; and (d) 95% of the shares of our common stock (on a fully-diluted basis) will be owned by Phototron shareholders and option holders (the “Merger”).  Upon consummation of the Merger, the combined entity will be solely engaged in Phototron’s business, Phototron’s officers will become our officers and Phototron’s directors will become and constitute all of the members of our board of directors (“Board”).

The Merger Agreement is included as Exhibit 2.1 to this Current Report and is the legal document that governs the Merger and the other transactions contemplated by the Merger Agreement.  The discussion of the Merger Agreement set forth herein is qualified in its entirety by reference to Exhibit 2.1.

We are authorized to issue 200,000,000 shares of common stock, par value $0.0001 per share.  Approximately 78.372884 shares of our common stock will be issued for each outstanding share of Phototron common stock pursuant to the Merger.  All existing Phototron options will be assumed and will entitle each former holder thereof to purchase, for each option share purchasable upon exercise of a Phototron option, approximately 78.372884 shares of our common stock.  For each such purchasable share of our common stock, the current option exercise price will be divided by approximately 78.372884.  The other terms and conditions of the options, including exercise procedures, any vesting requirements and expiration dates, will remain essentially the same.

The ownership interests of the Phototron shareholders and our current stockholders will be subject to dilution in connection with the reservation of shares to be issued pursuant to options and other incentive awards to be granted from time to time after the Merger.

Phototron designs and manufactures indoor mini-greenhouses capable of growing almost any herb, vegetable, flower, fruit or terrestrial plant better, stronger and faster than traditional farming methods.  Phototron’s products, consisting of 21” x 39” units and 21” x 51” units, provide between 18,900 and 36,000 lumens of light.  The units allow users to precisely control what a plant receives, grow crops densely, avoid using pesticides, increase yields and automatically water plants.

Pursuant to the Merger Agreement, at the closing of the Merger (the “Closing”), and subject to applicable regulatory requirements, including the preparation, filing and distribution to our stockholders of a Schedule 14(f)-1 information statement, Craig Ellins will become our Executive Chairman, Brian B. Sagheb will become our Chief Executive Officer, Chief Financial Officer and Secretary, and Todd Denkin will become our President.  Those individuals presently hold the same offices of Phototron.

The directors of CLG will be determined following the Closing pursuant to the Merger Agreement.  The authorized number of our directors will be three.  Those will initially include all of the present members of the Phototron board of directors — Craig Ellins, Brian B. Sagheb and Todd Denkin.

Additional information concerning Craig Ellins, Brian B. Sagheb and Todd Denkin will be included in the Schedule 14(f)-1 information statement which will be filed with the Securities and Exchange Commission and mailed to stockholders at least ten (10) days prior to the Closing.

In the Merger Agreement, Phototron and our company have each made standard and customary representations and warranties to each other, and standard covenants regarding the conduct of our respective operations pending the Closing.  Our obligations to consummate the Merger are subject to certain conditions, any of which may be waived.

Conditions to either side closing include, without limitation:

•
No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect;

•	Since the date of the Merger Agreement, there shall have been no event(s) that could reasonably be expected to have a material adverse effect on the other party; and
•	We shall have obtained a directors and officers liability policy covering our officers and directors providing at least $5,000,000 of coverage.

Our obligation to close the Merger will be subject to the further conditions that, without limitation:

•	The Merger shall have been approved by the holders of a majority of Phototron’s outstanding shares;
•	No Phototron shareholder shall have demanded or be entitled to exercise statutory dissenters’ rights with respect to the Merger;
•	Phototron shall have delivered finally approved audited financial statements; and
•
Phototron shall have raised, in a private placement offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Regulation D promulgated thereunder, gross proceeds of not less than $999,999.

Our company and Phototron have each agreed to continue to operate our respective businesses in the ordinary course prior to the Merger.  We can provide no assurance that the conditions to the Merger will be satisfied or that the Merger will be consummated.  In the event that all conditions to the Merger are satisfied we anticipate that the Merger will close within the first quarter of 2011.

The Merger Agreement may be terminated as follows: (i) by mutual written consent, (ii) by either party if any governmental entity shall have issued an order or taken any other action permanently enjoining or prohibiting the Merger, and such order shall have become final and nonappealable, (iii) by either party if the Merger is not consummated by March 31, 2011 (other than as a result of the failure of the Party seeking to terminate to perform its obligations), (iv) by either party if Phototron’s shareholders do not approve and adopt the Merger and the transactions contemplated under the Merger Agreement, (v) by either party if an event having a material adverse effect on the other party shall have occurred, or (vi) by either party if the other is in material breach of any representation, warranty, covenant or agreement.  In the event of termination, both parties are responsible for their expenses.

Our Board has approved the Merger Agreement and the transactions contemplated thereunder.  The board of directors of Phototron and the holders of a majority of the outstanding shares of Phototron have approved the Merger Agreement and the transactions contemplated thereunder.

The issuance of the shares of our common stock to the Phototron shareholders and options to the Phototron option holders in the Merger, and the issuance of the shares of our common stock underlying such options upon exercise thereof, is intended to be exempt from registration under Rule 506 promulgated under the Securities Act.

Business of CLG

We are a shell company with nominal assets, no employees and no active business operations.

Business of Phototron

Phototron, Inc. was incorporated as a California corporation on September 9, 2002.  Phototron designs and manufactures indoor mini-greenhouses capable of growing almost any herb, vegetable, flower, fruit or terrestrial plant better, stronger and faster than traditional farming methods.  Phototron’s products, consisting of 21” x 39” units and 21” x 51” units (collectively, “Phototrons”), provide between 18,900 and 36,000 lumens of light.  Phototrons allow users to precisely control what a plant receives, grow crops densely, avoid using pesticides, increase yields and automatically water plants.

Phototron aims to take advantage of the number one hobby in the United States – gardening, and the fastest growing segment in the gardening business – hydroponic gardening.  Hydroponic gardening is a method of growing plants using mineral nutrient solutions, in water, without soil and pesticides.  When the required mineral nutrients are introduced into a plant’s water supply, soil is no longer required for the plant to thrive.  Almost any, herb, vegetable, flower, fruit or terrestrial plant will grow with hydroponics.  Hydroponics is also a standard technique in biology research and teaching.  The demographics of today’s food gardening households include a broad cross-section of the U.S. population.  There are few other activities where virtually every demographic group is so well represented, no matter what their age, education, income, marital status, household size, gender, or regional location.

Phototron owns a mailing list and has a customer base exceeding 50,000 people.  Phototron has a continuity program that represents 50% of its revenue, including nutrients and replacement parts for its units.  In the near future, Phototron plans to expand its marketing efforts with an independent distribution network that will:

•	Create an ever growing and consuming sales funnel that delivers a financially motivated, person-to-person, grass roots sales force;

•	Allow distributors to purchase and resell Phototrons and supplies;

•	Promote sales to existing in-door and out-door gardeners;

•	Create greater brand awareness nationwide in a short period of time;

•	Eliminate the need for an in-house sales staff;

•	Create thousands of product evangelists and hydroponic consultants; and

•	Increase monthly re-orders and after market part sales.

Distributors will pay to join the Phototron™ GrowOpp and will receive materials and training to help them build their own in-door gardening supply distributorship.

Phototron’s executive offices are located at 20259 Ventura Boulevard, Woodland Hills, CA 91364.

While Phototron’s management believes that it has the opportunity to be successful in the hydroponic gardening industry, there can be no assurance that Phototron will be successful in accomplishing its business initiatives, or that it will be able to achieve any significant levels of revenues, or recognize net income, from the sale of its products and services.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 24, 2011, our Board authorized a change in our fiscal year, effective as of December 31, 2010, such that our fiscal year shall commence on January 1 of each calendar year and end on December 31 of each calendar year.  On February 2, 2011, we filed a transition report on Form 10-K covering the transition period from October 1, 2010 through December 31, 2010.

Item 8.01 Other Events.

On January 24, 2011, our Board declared, for stockholders of record of our common stock as of February 28, 2011, a per share dividend of (i) $0.05772 in cash and (ii) one (1) share of our common stock, subject to (a) the closing of the Merger, (b) our compliance with the applicable requirements of the Delaware General Corporation Law and (c) our notification to the Financial Industry Regulatory Authority (“FINRA”) of the dividend and FINRA’s confirmation that it has received the necessary documentation to process the dividend.  We intend to pay and issue such dividend within ten (10) business days of the closing of the Merger, provided that we have complied with the other conditions to which the dividend is subject.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell company transactions. Not applicable.

(d)	Exhibits.

2.1	Agreement and Plan of Merger Agreement dated February 14, 2011, among Catalyst Lighting Group, Inc., PHI Merger Corporation and Phototron, Inc.
99.1	Press Release issued by Catalyst Lighting Group, Inc. on February 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalyst Lighting Group, Inc.

Date:  February 17, 2011                                                                By:         /s/ ERIC STOPPENHAGEN
Eric Stoppenhagen
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number                                                     Description of Exhibit

2.1Agreement and Plan of Merger Agreement dated February 14, 2011, among Catalyst Lighting Group, Inc., PHI Merger Corporation and Phototron, Inc.
99.1	Press Release issued by Catalyst Lighting Group, Inc. on February 17, 2011.